Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the NovaBay Pharmaceuticals, Inc. 2017 Omnibus Incentive Plan of our report dated March 29, 2019, relating to the consolidated financial statements of NovaBay Pharmaceuticals, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ OUM & CO. LLP

San Francisco, California

February 7, 2020